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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of TIMOTHY P. DORDELL and LAWRENCE T. BELL, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration of 4,000,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, Preferred Stock Purchase Rights associated with the Common Stock, plus an indeterminate amount of plan interests to be offered or sold, all for the Ecolab Savings Plan and ESOP, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares) provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 17th day of October, 2003.

/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ STEFAN HAMELMANN Stefan Hamelmann
/s/ JAMES J. HOWARD James J. Howard
/s/ WILLIAM L. JEWS William L. Jews
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ DR. JOCHEN KRAUTTER Dr. Jochen Krautter
/s/ PROF. ULRICH LEHNER Prof. Ulrich Lehner
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 21st day of October, 2003.

/s/ LES S. BILLER Les S. Biller

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  Exhibit 24.1
POWER OF ATTORNEY